SEPARATION AGREEMENT

         This Separation Agreement (the "AGREEMENT") is entered into effective as of March 26, 2001 by and between IGO CORPORATION, a Delaware corporation (the "COMPANY"), and KENNETH W. HAWK, an individual ("HAWK").

                  WHEREAS, Hawk has been employed by the Company as its President and Chief Executive Officer; and

         WHEREAS, Hawk wishes to submit his resignation and in connection therewith, the Company and Hawk have mutually agreed to enter or modify such other relationships as are set forth herein;

         NOW, THEREFORE, the parties agree as follows:

         1. TERMINATION. The Company and Hawk acknowledge and agree that Hawk hereby resigns from his employment with the Company and from his positions as President, Chief Executive Officer, Chief Energizing Officer and Chairman of the Board of Directors, all effective March 26, 2001 (the "RESIGNATION DATE"). Hawk is NOT hereby resigning his position on the Company's Board of Directors.

         2. CONSIDERATION. The Company shall provide to Hawk the following:

                  (a) A lifetime employee discount (if and to the extent that the Company maintains one in its discretion) on products purchased from the Company or its subsidiaries by Hawk; provided that this privilege is extended with the intention that such products be used primarily by Hawk or his family and the privilege shall specifically not apply to any products purchased for resale purposes (cash or barter);

                  (b) A one-year consulting arrangement providing for certain periodic payments beginning during the month following the date of this Agreement in return for Hawk's consulting services to the Company under the terms set forth in the Consulting Agreement attached as EXHIBIT A hereto (the "CONSULTING AGREEMENT");

                  (c) A restructuring of Hawk's existing indebtedness to the Company on the terms set forth in Section 3 below; and

                  (d) Ownership of the used IBM Thinkpad laptop computer utilized by Hawk in the course of his employment immediately prior to the Resignation Date (all right, title and interest to which is hereby assigned to Hawk by the Company).

         3. DEBT RESTRUCTURING. The parties agree that as of the date of this Agreement, Hawk is indebted to the Company in the aggregate principal amount of $345,952.00, plus interested accrued to date. Such indebtedness is represented by (a) a Secured Promissory Note dated June 13, 1996 in the original principal amount of $39,852.00 (the "FIRST NOTE"), and its associated Restricted Stock Purchase Agreement dated June 14, 1996 (together with the First Note, the "1996 LOAN DOCUMENTS"), and (b) a Secured Note dated January 2, 2001 in the original principal amount of $306,100.00 (the "SECOND NOTE"), and its associated Secured Loan Agreement and Security Agreement of the same date (together with the Second Note, the "2001 LOAN DOCUMENTS"). The parties hereby agree that the 1996 Loan Documents and the 2001 Loan Documents will be superceded and replaced in their entirety by Hawk's delivery of the Secured Note attached as EXHIBIT B hereto (the "NEW NOTE") and the Security Agreement attached as EXHIBIT C hereto (the "NEW SECURITY AGREEMENT"), and his compliance with the terms thereof. Upon Hawk's delivery of the New Note and New Security Agreement, together with all pledged stock certificates and any consents or assignments called for therein, the 1996 Loan Documents and the 2001 Loan Documents will be deemed terminated and of no further force or effect.

         4. BENEFITS.

                  (a) Hawk shall have only those rights to continued employee benefit coverage that may be provided by applicable law (e.g. COBRA) or as may be otherwise specifically provided for in the Company's existing insurance coverage.

                  (b) The Company shall pay Hawk for accrued but unused vacation time through the Resignation Date.

                  (c) The Company will promptly reimburse Hawk for any properly documented iGo business expenses pursuant to expense reports submitted on or before March 31, 2001.

         5. RELEASE OF CLAIMS. Hawk agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Hawk by the Company. Hawk, on behalf of himself and his heirs, executors and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, stockholders, predecessor and successor corporations and assigns from any claim, duty, obligation or cause of action relating to any matters of any kind, whether known or unknown, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Resignation Date.

         The Company and Hawk agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. NOTWITHSTANDING THE FOREGOING, THIS RELEASE DOES NOT EXTEND TO ANY OBLIGATIONS INCURRED UNDER, OR BREACHES OF, THIS AGREEMENT OR THE CONSULTING AGREEMENT THAT MAY ARISE AFTER THE RESIGNATION DATE. FURTHERMORE, NOTHING HEREIN SHALL OPERATE AS A RELEASE OF ANY OBLIGATION OF THE COMPANY PURSUANT TO THE INDEMNIFICATION AGREEMENT DATED AUGUST 31, 1999 BETWEEN HAWK AND THE COMPANY (THE "INDEMNIFICATION AGREEMENT").

         6. NON-SOLICITATION. Hawk agrees that until one year after the Resignation Date, he will not directly or indirectly solicit or attempt to solicit any person employed by the Company to terminate or otherwise cease his or his employment with the Company or interfere in any manner with the contractual or employment relationship between the Company and any customer, vendor or employee of the Company.

         7. NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION. Hawk shall continue to maintain the confidentiality of all confidential and proprietary information of the Company as provided by the separate Employment, Confidential Information, Invention Assignment, and Arbitration Agreement previously entered into between the Company and Hawk (the "EMPLOYEE CONFIDENTIALITY AGREEMENT"), which will survive the termination of Hawk's employment. Hawk agrees that he will immediately return all the Company's property and confidential and proprietary information in his possession to the Company.

         8. BREACH OF THIS AGREEMENT. The Company and Hawk acknowledge that upon breach of the non-solicitation and confidential and proprietary information provisions contained in Sections 6 and 7 of this Agreement, or the Non-Disparagement provisions set forth in Section 9 of this Agreement, the Company or Hawk would sustain irreparable harm from such breach, and, therefore, the Company and Hawk agree that in addition to any other remedies which the Company and Hawk may have under this Agreement or otherwise, the Company or Hawk shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining the Company or Hawk from committing or continuing any such violation of this Agreement.

         9. NON-DISPARAGEMENT. Each party agrees to refrain from any disparagement, defamation or slander of the other (or the other's officers, directors or employees, if applicable), or tortious interference with the contracts and relationships of the other. The Company agrees not to represent the nature of Hawk's departure from the Company as any form of involuntary termination.

         10. NO RELIANCE. Each party represents that it has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party that are not specifically set forth in this Agreement or the exhibits hereto.

         11. COSTS. The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with this Agreement.

         12. SEVERABILITY. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby, and that provision shall be reformed, construed and enforced to the maximum extent permissible, provided that this Agreement shall not then substantially deprive either party of the initially bargained-for performance of the other party. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

         13. ENTIRE AGREEMENT. This Agreement, together with the Consulting Agreement, the New Note and the New Security Agreement, represents the entire agreement and understanding between the Company and Hawk concerning Hawk's separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Hawk's relationship with the Company and his compensation by the Company, except that nothing herein shall supercede the terms of the Indemnification Agreement or the Employee Confidentiality Agreement.

         14. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Hawk and the President of the Company.

         15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada.

         16. SUBSIDIARIES. Hawk agrees that his covenants and agreements in Sections 5-9 hereof shall apply equally to any subsidiary of the Company as they do to the Company itself.

         17. COUNTERPARTS AND FACSIMILE SIGNATURE(S). This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered originally by facsimile, with an original to follow.

         18. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

                  (a) They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Separation Agreement on the respective dates set forth below.

IGO CORPORATION                               KENNETH W. HAWK


By: /S/ RICK SHAFF                            By: /S/ KEN HAWK
    -----------------------------             ----------------------------------

Title: ACTING PRESIDENT & CHIEF               Dated: March 26, 2001
       EXECUTIVE OFFICER
       -------------------------

Dated:  March 26, 2001

                                    EXHIBIT A
                                    ---------

                              CONSULTING AGREEMENT


Kenneth W. Hawk
4375 Meadowgate Trail
Reno, NV  89509

Dear Ken:

         1. iGo Corporation, a Delaware corporation (the "COMPANY"), wishes to obtain your services as a consultant on certain strategic matters and projects requested of you by the Company. This letter shall constitute an agreement between you and the Company and contains all the terms and conditions relating to the services you are to provide.

         2. This agreement will terminate on March 26, 2002. Either party may terminate this agreement earlier upon thirty (30) days written notice upon a material breach of this agreement or the Separation Agreement (including any exhibit thereto) entered into by you and the Company of even date with this agreement, if such breach is not cured within such thirty (30) day period; provided, however, that there shall be no notice period applicable in the event of termination for an incurable material breach.

         3. As consideration for your services you will be paid a monthly fee, the first payment of which will be fifty-six thousand seven hundred ten and no/100 dollars ($56,710.00) and shall be made on or before April 9, 2001 and the remaining eleven (11) of which will each be sixteen thousand seven hundred ten and no/100 dollars ($16,710.00) and shall be made on or before the 26th day of each month beginning in May 2001.

         4. To the extent that you are requested by the Company's President to travel or incur expenses in connection with your services hereunder, you shall be reimbursed for reasonable travel and other out-of-pocket expenses incurred by you in connection with your services under this agreement, provided that you provide receipts and obtain prior written approval of or direction from the President of the Company.

         5. Your relationship with the Company shall be that of an independent contractor and not that of an employee. You will not be eligible for any employee benefits, nor will the Company make deductions from payments made to you for taxes, which shall be your responsibility. You shall have no authority to enter into contracts that bind the Company or create obligations on the part of the Company.

         6. Your services will be performed when and as reasonably requested by the President of the Company; provided that the Company may not require you to travel outside the Northern Nevada area nor may the Company require you to devote in excess of 80 hours per month to your services hereunder (provided that such time allotment shall be exclusive of any time related to your service on the Company's Board of Directors). You shall be required to report to the President of the Company concerning your services performed under this agreement. The nature and frequency of these reports will be left to the discretion of the President. You will not be entitled to additional compensation for services rendered in excess of the 80-hour threshold set forth in this paragraph unless agreed to in writing by you and the Company's President prior to the rendering of such additional services.

         7. You shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to your services under this agreement or to the products, methods of manufacture, trade secrets, processes, clients, customers, business or affairs or confidential or proprietary information of the Company (other than information in the public domain through no fault of your own), except with the prior written consent of the Company or to the extent necessary in performing tasks assigned to you by the Company. Upon termination of this agreement you will return to Company all documents, and other materials related to the services provided hereunder or furnished to you by the Company. Your obligations under this Paragraph 7 shall survive termination of this agreement.

         8. You shall promptly disclose and you hereby transfer and assign to the Company all right, title and interest to all techniques, methods, processes, formulae, improvements, inventions and discoveries made or conceived or reduced to practice by you, solely or jointly with others, in the course of providing services hereunder or with the use of materials or facilities of the Company during the period of this agreement or which relate to the Company's business or its actual or demonstrably anticipated research or development (except as otherwise provided below). When requested by the Company you will make available to the Company all notes, drawings, data and other information relating to the above. You will promptly sign any documents (including U.S. and foreign patent assignments) requested by the Company related to the above assignment of rights and inventions and will cooperate with the Company at the Company's request and expense in preparation and prosecution of any U.S. or foreign patent applications related to such rights and inventions. To the extent that such doctrine is applicable your work product will be deemed "work made for hire". Your obligations under this Paragraph 8 shall survive termination of this agreement. This Agreement does not apply to inventions that the Company is prohibited by law from requiring you to assign.

         9. During the term of this agreement, without the Company's prior written consent (which will not be unreasonably withheld), you agree not to carry on any business involving the design, development, manufacture or sale of mobile electronic devices, parts, accessories or services. For purposes of this paragraph, "carry on" shall mean to perform or engage in, or to be employed by or to consult with, or to purchase or invest in, or lend money to, or lend one's name to, any entity or other business engaged or seeking to engage in, the subject business activity, whether individually or in partnership or in conjunction with any person or entity, and whether as a principal, employee, agent, stockholder, lender consultant or in any other capacity; provided that the foregoing shall not prohibit you from owning up to 5% of a publicly traded company engaging in such business, nor shall this paragraph effect your ongoing involvement as a stockholder of the Company.

                  It is the intent of the parties that the covenants set forth in this section be enforced to the maximum degree permitted by applicable law. In the event that the provisions of this section should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

         10. Any amendment to this agreement must be in writing signed by you and the Company.

         11. All notices, requests and other communications called for by this agreement shall be deemed to have been given if made in writing and faxed or mailed, postage prepaid, to the other party's address specified below or to such other address as the receiving party shall specify to the other.

         12. The validity, performance and construction of this agreement shall be governed by the laws of the State of Nevada without reference to conflicts of laws principles.

         13. You acknowledge that upon breach of the provisions contained in Sections 7, 8 or 9 of this agreement, the Company would sustain irreparable harm from such breach, and, therefore, in addition to any other remedies which the Company may have under this agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining you from committing or continuing any such violation of this agreement.

         14. This agreement supersedes any prior consulting or other agreements between you and the Company with respect to the subject matter hereof but shall not be deemed to supercede the Separation Agreement and its exhibits.

         15. This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This agreement may be executed and delivered originally by facsimile, with an original to follow.


                            [Signature page follows.]

         If this agreement is satisfactory, execute and return the original to us and keep a fully executed photocopy for your records.

Dated: March 26, 2001

                               Very truly yours,

                               iGo Corporation


                               By: /S/ RICK SHAFF
                               -------------------------------------------------

                               Title: ACTING PRESIDENT & CHIEF EXECUTIVE OFFICER
                                      ------------------------------------------

                               Address: 9393 Gateway Drive
                                        Reno, NV  89511-8910
                               Telephone:  775/746-6140
                               Facsimile:  775/850-9351

ACCEPTED AND AGREED:


         /S/ KEN HAWK
--------------------------------
Kenneth W. Hawk

Address: 4375 Meadowgate Trail
         Reno, NV  89509
Telephone: 775/787-0757
Facsimile: 978/418-0260

                                    EXHIBIT B
                                    ---------

                                  SECURED NOTE


$366,410.00                                                         RENO, NEVADA
                                                                  MARCH 26, 2001

         FOR VALUE RECEIVED, Kenneth W. Hawk promises to pay to iGo Corporation, a Delaware corporation (the "COMPANY"), the principal sum of THREE HUNDRED SIXTY-SIX THOUSAND, FOUR HUNDRED TEN AND NO/100 DOLLARS ($366,410.00), together with interest on the unpaid principal hereof from the date hereof at the rate of eight percent (8.0%) per annum, compounded annually.

         All principal and accrued interest shall be due and payable upon the earliest to occur of (a) March 26, 2003, or (b) an event of default pursuant to
Section 6 of that certain Security Agreement dated on or about the date hereof between the undersigned and the Company (the "SECURITY AGREEMENT"). Payments of principal and interest shall be made in lawful money of the United States of America and shall be credited first to the accrued interest, with the remainder applied to principal.

         The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

         This Note is subject to the terms of the Security Agreement and is secured by a pledge of shares of Common Stock of the Company under the terms thereof.

         Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned. The undersigned hereby waives notice of default, presentment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument other than demand for payment set forth above.

         The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the collateral securing this Note in the event of default.



                                                   /S/ KEN HAWK
                                                   --------------------------
                                                   Kenneth W. Hawk

                                    EXHIBIT C
                                    ---------

                               SECURITY AGREEMENT



         This Security Agreement is made as of March 26, 2001 between iGo Corporation, a Delaware corporation ("PLEDGEE"), and Kenneth W. Hawk ("PLEDGOR").

                                    RECITALS

         Pledgee has loaned to Pledgor, and Pledgor has borrowed from Pledgee, an aggregate of $366,410.00, which loan is evidenced by a Secured Note dated the date hereof (the "NOTE") and is to be secured by 977,000 shares of the Company's Common Stock currently owned by Pledgor (approximately equal to two (2) times the Note principal amount divided by the closing sales price of the Company's Common Stock on the Nasdaq National Market on the last trading day prior to the date of this Agreement) (as adjusted for subsequent stock splits, reverse stock splits and recapitalizations, the "SHARES").

         NOW, THEREFORE, it is agreed as follows:

         1. CREATION AND DESCRIPTION OF SECURITY INTEREST; TRANSFERABILITY; ESCROW.

                  (a) In consideration of the loan to Pledgor, Pledgor, pursuant to the Commercial Code of the State of Nevada, hereby pledges the Shares (herein sometimes referred to as the "COLLATERAL") represented by the certificates therefor, duly endorsed in blank or with executed stock powers, and herewith delivers such certificates existing as of the date hereof, and agrees to deliver such certificates as Pledgor may acquire in the future in order to bring the Collateral to the pledged Share level, to the Secretary of Pledgee or the Secretary's designee (the "PLEDGEHOLDER"), who shall hold said certificates subject to the terms and conditions of this Security Agreement. With such pledge, Pledgor hereby grants to Pledgee an unconditional, first priority security interest in the Shares.

                  (b) The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof.

                  (c) Except as required to enable Pledgee to exercise its rights as a secured party, none of the Shares pledged under this Section 1 may be sold, transferred, pledged, hypothecated or otherwise disposed of by Pledgor.

                  (d) To ensure the ability of Pledgee to exercise its rights as a secured party hereunder, Pledgor shall, upon execution of this Agreement, deliver and deposit with the Secretary of Pledgee, or such other person designated by Pledgee, the share certificates representing the Shares currently held by Pledgor, and to do the same in the future at such time as Pledgor may acquire additional certificates, together with a stock power, duly endorsed in blank, in the form attached hereto as ATTACHMENT C-1, provided, however, that Pledgor shall in no case be obligated to deliver certificates to Pledgee for

Collateral in excess of the original aggregate number of shares of the Company's Common Stock constituting the Collateral hereunder, plus any additional shares relating thereto resulting from any stock splits, stock dividends or recapitalizations. The Shares and stock power(s) shall be held by Pledgee in escrow, until such time as the Note shall have been paid in full or defaulted upon. As a further inducement to Pledgee to loan to Pledgor the funds represented by the Note, the spouse of Pledgor, shall execute and deliver to Pledgee a Consent of Spouse in the form attached hereto as ATTACHMENT C-2, agreeing to the terms of this Agreement with respect to any community property interest she may or may not have in the pledged Shares.

         2. PLEDGOR'S REPRESENTATIONS AND COVENANTS. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

                  (a) PAYMENT OF INDEBTEDNESS. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

                  (b) ENCUMBRANCES. All Shares now or hereafter pledged under this Agreement are and shall be free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

         3. VOTING RIGHTS. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

         4. STOCK ADJUSTMENTS. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgeholder under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgee held by Pledgor as a result thereof.

         5. WARRANTS AND RIGHTS. In the event that, during the term of this pledge, subscription warrants or other rights or options shall be issued in connection with the pledged Shares, such rights, warrants and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

         6. DEFAULT. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

                  (a) Pledgor fails to pay any principal or interest on the Note when due under the terms of the Note;

                  (b) That a bankruptcy or insolvency proceeding is instituted by or against Pledgor, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors;

                  (c) Pledgor fails to perform any of the covenants contained in this Security Agreement for a period of ten (10) days after written notice thereof from Pledgee; or

                  (d) Pledgor materially breaches any term of the Separation Agreement or Consulting Agreement, each of even date herewith and between Pledgor and Pledgee, which breach, if curable, is not cured within thirty (30) days after written notice thereof from Pledgee.

         In the case of an event of default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor (in the cases of defaults under items (b), (c) or (d) above), and Pledgee shall thereafter be entitled to pursue its remedies under the Nevada Commercial Code. Without limiting the foregoing, Pledgor explicitly acknowledges that upon default Pledgee will be entitled to take possession and ownership of all or any part of the Shares and may, but will not be obligated to, retain them in satisfaction of the amounts owed under the Note. In view of the Pledgee's limited ability to resell the Shares, Pledgor agrees that if Pledgee elects to retain the Shares in satisfaction of the Note balance and gives notice thereof to Pledgor, Pledgor will not object under NRS 104.9505(2) to Pledgee's retention thereof. Nothing herein shall require the Pledgor to proceed against the Collateral in the event of a default.

         7. WITHDRAWAL OR SUBSTITUTION OF COLLATERAL. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

         8. TERM. The pledge of the Shares shall continue until the payment of all indebtedness secured hereby, at which time the Shares shall be promptly delivered to Pledgor.

         9. PLEDGEHOLDER LIABILITY. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

         10. INVALIDITY OF PARTICULAR PROVISIONS. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby, and that provision shall be reformed, construed and enforced to the maximum extent permissible, provided that this Agreement shall not then substantially deprive either party of the initially bargained-for performance of the other party. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

         11. SUCCESSORS OR ASSIGNS. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

         12. GOVERNING LAW. This Security Agreement shall be interpreted and governed under the laws of the State of Nevada.

         13. COUNTERPARTS AND FACSIMILE SIGNATURE(S). This Security Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered originally by facsimile, with an original to follow.

         IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the day and year first above written.


         "PLEDGOR"             KENNETH W. HAWK



                                            /S/ KEN HAWK
                               -------------------------------------------------
                               (Signature)

                               Address: 4375 Meadowgate Trail
                                        Reno, NV  89509


         "PLEDGEE"             IGO CORPORATION


                               By:      /S/ RICK SHAFF
                               -------------------------------------------------

                               Title: ACTING PRESIDENT & CHIEF EXECUTIVE OFFICER
                                      ------------------------------------------

                               Address: 9393 Gateway Drive
                                        Reno, NV  89511

                                 ATTACHMENT C-1

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED I hereby sell, assign and transfer unto ____________ _________________________________________________________ (_____) shares of the
Common Stock of iGo Corporation, a Delaware corporation, standing in my name on the books of said corporation and represented by Certificate No(s)________________. herewith and do hereby irrevocably constitute and appoint the Secretary or any Assistant Secretary of said corporation to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.


Dated:
       ------------------------------------


                                             Signature:


                                             /S/ KEN HAWK
                                             ----------------------------
                                             Kenneth W. Hawk



--------------------------------------------------------------------------------
NOTE: This Assignment Separate from Certificate was executed in conjunction with the terms of a Security Agreement between the above assignor and iGo Corporation dated March 26, 2001, for the purpose of enabling the assignee to exercise its rights as a secured party thereunder without requiring additional signatures on the part of the assignor.
--------------------------------------------------------------------------------

                                 ATTACHMENT C-2

                                CONSENT OF SPOUSE




         I, KAREN LYNN HAWK, spouse of Kenneth W. Hawk, have read and approved the foregoing Security Agreement and the exhibits thereto (the "AGREEMENT"). In consideration of granting of the right to my spouse to borrow funds which are the subject of the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights under such Agreement or in any shares of iGo Corporation serving as collateral pursuant thereto under the community property laws of the State of Nevada or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.


Dated:  March 26, 2001


                                             Signature:


                                             /S/ KAREN LYNN HAWK
                                             -------------------------------
                                             Karen Lynn Hawk